UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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AVISTA CORPORATION

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Q3 All Employee Meetings – August 2017 Scott Morris, Chief Executive Officer, Avista Corp. President and Chairman of the Board Mayo Schmidt, Chief Executive Officer, President and Director of Hydro One Limited

Effective regulatory outcomes Responsible resources & customer engagement Community & economic development Meet transaction milestones with Hydro one Current priorities

Achieve effective regulatory outcomes Establish long term foundation Washington AMI deferred accounting Power cost adjustment General rate case Oregon, Idaho and Alaska General rate cases Transaction approval State Federal

Responsible resources & customer engagement Preferred Resource Strategy Looking to publish by the end of the month Extending new resource need to 2026 Expanding Customer Engagement Myavista.com expands customer engagement with the addition of the Avista online marketplace

Community & economic development University District South landing bride connecting the U-District Looking at bringing IBM Watson Getting close to finalizing an anchor tenant and development partner Urbanova Smart and connected streetlight project Smart Cities Research Grant Shared Energy Economy Pilot

Meet transaction milestones with Hydro One The right partner at the right time Established a Combination Management Team Near term priorities Shareholder approvals Regulatory approvals Communications

Welcome Mayo Schmidt Chief Executive Officer, Director and President of Hydro One Limited